Exhibit 99.B(g)(3)(vi)

Schedule A - Custody and Investment Accounting Agreement List of Portfolios

As of April 30, 2020

(Between Pacific Select Fund and State Street Bank and Trust Company)

U.S. Fixed Income Portfolios:

Core Income Portfolio

Diversified Bond Portfolio

Floating Rate Income Portfolio

High Yield Bond Portfolio

Inflation Managed Portfolio

Managed Bond Portfolio

Short Duration Bond Portfolio

Non-U.S. Fixed Income Portfolio:

Emerging Markets Debt Portfolio

U.S. Equity Portfolios:

Comstock Portfolio

Dividend Growth Portfolio

Equity Index Portfolio

Focused Growth Portfolio

Growth Portfolio

Large-Cap Growth Portfolio

Large-Cap Value Portfolio

Main Street® Core Portfolio

Mid-Cap Equity Portfolio

Mid-Cap Growth Portfolio

Mid-Cap Value Portfolio

Small-Cap Equity Portfolio

Small-Cap Growth Portfolio (formerly named Developing Growth Portfolio)

Small-Cap Index Portfolio

Small-Cap Value Portfolio

Value Advantage Portfolio

Non-U.S. Equity Portfolios:

Emerging Markets Portfolio

International Equity Income Portfolio

International Large-Cap Portfolio

International Small-Cap Portfolio

International Value Portfolio

Sector Portfolios:

Health Sciences Portfolio

Real Estate Portfolio

Technology Portfolio

Asset Allocation/Balanced Portfolios:

PSF DFA Balanced Allocation Portfolio

Pacific Dynamix- Conservative Growth Portfolio

Pacific Dynamix- Moderate Growth Portfolio

Pacific Dynamix- Growth Portfolio

Portfolio Optimization Conservative Portfolio

Portfolio Optimization Moderate-Conservative Portfolio

Portfolio Optimization Moderate Portfolio

Portfolio Optimization Growth Portfolio

Portfolio Optimization Aggressive-Growth Portfolio

Pacific Dynamix Underlying Portfolios:

PD 1-3 Year Corporate Bond Portfolio

PD Aggregate Bond Index Portfolio

PD High Yield Bond Market Portfolio

PD Large-Cap Growth Index Portfolio

PD Large-Cap Value Index Portfolio

PD Small-Cap Growth Index Portfolio

PD Small-Cap Value Index Portfolio

PD Emerging Markets Portfolio

PD International Large-Cap Portfolio